EXHIBIT 22

                   SUBSIDIARIES OF ENCORE COMPUTER CORPORATION

                          NAME                                  JURISDICTION               OWNERSHIP
-----------------------------------------------------------------------------------------------------------
ENCORE COMPUTER U.S., INC                                         DELAWARE                   100%

ENCORE COMPUTER INTERNATIONAL, INC.                               DELAWARE                   100%

ENCORE COMPUTER LIMITEE                                            CANADA                    100%

ENCORE COMPUTER de PUERTO RICO, INC.                              DELAWARE                   100%

ENCORE COMPUTER (IRELAND) LIMITED                                  IRELAND                   100%

ENCORE COMPUTER B.V.                                             NETHERLANDS                 100%

ENCORE COMPUTER NETHERLANDS, B.V.                                NETHERLANDS                 100%

ENCORE COMPUTER (IRISH PARTNERSHIP)                                IRELAND                    50%

LAUDERDALE COMPUTER A.B.                                           SWEDEN                    100%


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